Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Marc A. Stefanski, Chairman of the Board, President and Chief Executive Officer, and Meredith S. Weil, Chief Financial Officer of TFS Financial Corporation (the “Company”), each certify in his/her capacity as an officer of the Company that he/she has reviewed the Quarterly Report on Form 10-Q for the quarter ended December 31, 2025 and that to the best of his/her knowledge:
(1)the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 5, 2026	/S/ MARC A. STEFANSKI
Marc A. Stefanski
Chairman of the Board, President and Chief Executive Officer

Dated:	February 5, 2026	/S/ MEREDITH S. WEIL
Meredith S. Weil
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to TFS Financial Corporation and will be retained by TFS Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
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